UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

HOMEOWNUSA
(Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Iden0ﬁca0on No.)

1601 Blake Street, Suite 310 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   303-953-4245

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountants

(a)  Previous independent registered public accounting firm

On September 26, 2014, the Board of Directors of Homeownusa (the “Registrant” or "Company"), notified PLS CPAs ("PLS") that it was dismissing PLS as its independent registered public accounting firm effective immediately.

The reports of PLS on the financial statements of the Registrant for the years ended January 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended January 31, 2013 and 2012 and through November 3, 2014, there have been no:

(i) disagreements with PLS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PLS, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years; or

(ii)  “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided PLS with a copy of this Form 8-K, and has requested that PLS’s furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.

(b)  New independent registered public accounting firm

On July 24, 2014, the Board of Directors of the Registrant engaged Rosenberg, Rich, Baker Berman & Company (“RRBB”) as the Registrant's independent registered public accountant effective immediately. In deciding to select RRBB the Board of Directors reviewed auditor independence issues and existing commercial relationships with RRBB and concluded that RRBB has no commercial relationship with the Company that would impair its independence for the fiscal year ended January 31, 2014. During the Registrant's two most recent fiscal years and the subsequent interim period through November 3, 2014, the Registrant did not consult RRBB with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HomeOwnUSA

Date: November 3, 2014	By:	/s/ Conn Flanigan
Conn Flanigan, Chief Executive Officer